Exhibit 10.22

                               AeroFund Financial


                       AGREEMENT FOR PURCHASE OF ACCOUNTS

THIS AGREEMENT is made on October 20, 2003 by and between Nico Intenational Inc., (a Delaware Corporation) having its principal place of business at 5655 Lindero Canyon Road, Suite 120, City of Westlake Village, County of Los Angeles, State of California, 91362 hereinafter referred to as Seller and AEROFUND FINANCIAL, INC., having an established place of business at 6910 Santa Teresa Boulevard, San Jose CA 95119, hereinafter referred to as Purchaser.

        1. PURCHASE OF ACCOUNTS. Seller for and in consideration of the sums set forth in the annexed Exhibit A (such Exhibit A as the same may be supplemented or added to from time to tune being hereinafter called "Exhibit A") and in annexed Exhibit B, and other good and valuable consideration, receipt of which is acknowledged, does hereby sell to the Purchaser, its successors and assigns, all of Seller's right, tide and interest in and to Seller's accounts receivable set form in Exhibit A which is made a part hereof and all monies due or which may become due upon such accounts receivable. Seller authorizes Purchaser to insert me Exhibit A required account information whenever accounts are subsequently purchased. Exhibit A may be sent by FAX, mail or hand delivered to Purchaser, and this Agreement and Exhibits A and B hereto shall govern all subsequently purchased accounts. Purchaser is not obligated to buy any account from Seller. Purchaser may exercise its sole discretion in approving me credit of each account debtor before buying any account Purchaser shall have, with respect to the purchased accounts, all me rights and remedies of any unpaid seller under the Uniform Commercial Code and other applicable law, including the rights of replevin, claim and delivery, reclamation, and stoppage in transit.

        2. AUTHORITY OF PURCHASER. Seller hereby acknowledges and agrees that Purchaser, and its successors and assign, shall have me irrevocable authority
(a) to sell, set over, pledge, compromise, or discharge the whole, or any part, of such accounts; (b) to ask, demand, collect, receive, sue, and give releases for the monies due, or which may become due, upon such accounts receivable and to compromise, prosecute, or defend any action, claim, case, or proceeding relating to accounts purchased by Purchaser, including me filing of a claim or the voting for or against a plan in any bankruptcy case, all in Purchaser's name or Seller's name, as Purchaser may choose; (c) to prepare, file, and sign Seller's name on any notice of lien, claim of mechanic's lien, assignment or satisfaction of lien or mechanic's lien or similar document; (d) at any time, whether or not Seller is in default hereunder, to notify all account debtors to pay Purchaser directly; (e) to receive, open, and dispose of all mail addressed to Seller for the purpose of collecting accounts and shall be appointed as limited agent with no fiduciary responsibility to execute Seller's name on any post office change of address form; (f) to endorse Seller's name on any chocks or other forms of payment on accounts assigned to Purchaser; and (g) to do all acts and things necessary or proper, in furtherance of any such purposes.


        3. REPRESENTATIONS, WARRANTIES AND COVENANTS. To induce Purchaser to render its services available to Seller, and with fall knowledge that the truth and accuracy of the following are being relied upon by the Purchaser in the purchase and remittance for me accounts receivable acceptable to Purchaser, the Seller represents, warrants, covenants and agrees that:

            a. Seller is properly licensed and authorized to operate the business of distributor under the trade name(s) of Nico International, and Seller's trade name(s) has been properly filed and published as required by applicable law. Seller has fulfilled all me federal, state and local requirements of law in properly registering itself to do business at all addresses in which it is located.

             b. The Seller is the absolute owner of each account  receivable set forth in Exhibit A and has full legal right to make said sale thereof;

             c. The correct amount of each receivable is as set forth in Exhibit
                A and is not in dispute;

                                                                    INITIAL ____

         d. The payment of each account receivable is not contingent upon the fulfillment of any obligation or contract, past or future, and any and all obligations required of the Seller have been fulfilled as of the date of this Agreement;

         e. Each account receivable set forth in Exhibit A is based on an actual sale and delivery of goods and/or services actually rendered, is presently due and owing to Seller, is not in default, has not been previously sold, assigned, transferred, or pledged, and is free of any encumbrance or lien;

         f. There are no defenses, offsets, or counterclaims against any of the accounts receivable, and no agreement has been made under which the account debtor may claim any deduction or discount, except as otherwise stated in any of the accounts receivable set forth in Exhibit A;

         g. Each account receivable set forth in Exhibit A shall be the property of the Purchaser and shall be collected directly by Purchaser, but if for any reason it should be paid to Seller, Seller shall promptly notify Purchaser of such payment, shall hold any checks, drafts, or monies so received in trust for the benefit of Purchaser, and shall promptly endorse, transfer and deliver the same to Purchaser;

         h. Purchaser shall have the right of endorsement, and also the right to require endorsement by Seller, on all payments received by Purchaser on Seller's account;

         i. The Seller and, to Seller's best knowledge, each account debtor set forth in Exhibit A is, are, and shall remain solvent as that term is defined in the Federal Bankruptcy Code;

         j. Each account debtor named in Exhibit A will not object to the payment for, or the quality or the quantify of, the subject matter of the account receivable and is liable for the amount set forth in Exhibit A;

         k. Each account debtor set forth in Exhibit A shall be promptly notified after acceptance by Purchaser that the account receivable has been transferred to and is payable to Purchaser,

         l. The Seller's place of business and the place where the records concerning all accounts receivable herein referred to are kept is the one set forth at the beginning of this Agreement, and Seller will promptly advise Purchaser in writing if such place of business or record keeping is changed or a new place of business or record keeping is added;

         m, All accounts receivable forwarded to Purchaser and acceptable to Purchaser after me date hereof, shall comply with each and every one of the foregoing representations, warranties, covenants and agreements referred to above in this Paragraph 3; and

         n. Seller will not assign, transfer, sell, or grant any lien or security interest in accounts to any other party, without Purchaser's prior written consent.

         o. Seller will, upon sale to Purchaser, make proper entries on its books and records disclosing the absolute sale of said accounts to Purchaser.

         4. ADJUSTMENTS. CHARGE BACKS, AND INDEMNIFICATION. In the event of a breach of any of the representations, warranties, and covenants set forth in Paragraph 3, including a dispute between the Seller and any account debtor set forth in Exhibit A, Seller shall promptly advise Purchaser and shall, subject to the Purchaser's approval, adjust such disputes and advise Purchaser of adjustment. Purchaser shall have the right at any time to charge back to Seller's account the amount of any allowance, return or account receivable, full or partial payment of which is delayed or refused by an asserted counterclaim, defense or offset by an account debtor, or by reason of an account debtor's insolvency or financial inability to pay, and any expenses and legal fees incurred by Purchaser in any attempt to collect any disputed account, together with fees pursuant to Exhibits A and B from the date of purchase of the account in dispute, whether such dispute is valid or invalid.

         5. SECURITY INTEREST. In order to secure Seller's now existing or hereafter arising obligations to Purchaser under Paragraph 3, 4, 10 and 11 hereof; and the legal fees and expenses set forth in Paragraph 8 hereof, Seller hereby grants to Purchaser a continuing lien upon and security interest in Seller's now existing or hereafter arising rights and interest in the following (the "Collateral"): All now owned and hereafter acquired persona) property and fixtures, and proceeds thereof, (including proceeds of proceeds) including without limitation Accounts, Chattel Paper, Goods, Inventory, Equipment, Instruments, including Promissory Notes, Investment property, Documents, and General Intangibles; excluding Patent Rights. Seller is not authorized to sell, transfer or otherwise convey any Collateral, except for the sale of finished inventory held for sale in the Seller's usual course of business, without Purchaser's consent Seller agrees to sign such financing statements, in a form satisfactory to Purchaser, which Purchaser may at any time desire to file in order to protect or perfect Purchaser's security interest.

         6. DEFAULT. An event of default shall be deemed to have occurred, and (without implying any obligation of Purchaser to buy accounts) Purchaser may cease buying accounts and may immediately exercise its rights and remedies with respect to the Collateral as a secured party under this Agreement, the Uniform Commercial Code, and applicable law, upon the happening of one or more of the following:

        (a) Seller shall fail to make any payments required to be made to Purchaser under this Agreement including, without limitation, any payments required to be made in accordance with Paragraph 10;

        (b) Seller shall commence any voluntary case under the Federal Bankruptcy Code, or shall make as assignment of the benefit of creditors, or shall consent to the appointment of a receiver or custodian for a substantial portion of its assets;

        (c) An involuntary case under the Federal Bankruptcy Code is filed against Seller,

        (d) Seller shall become insolvent in that its debts are greater than the fair value of its assets, or Seller is generally not paying its debts as they become due;

        (e) Any involuntary lien, levy, garnishment, attachment or me like is issued against or attached to the accounts purchased by Purchaser or the Collateral, and the same is not released within ten (10) days; or

        (f) Seller shall breach any covenant set forth in Paragraphs 3, 4, or 10, or any warrant or representation set forth in Paragraph 3 shall prove to be false when made.


         7. PAYMENT. Upon acceptance by Purchaser of Exhibit A and purchase by Purchaser of the accounts described thereon, Purchaser agrees to pay Seller the amount set forth as the "ADVANCE" on Exhibit A. Purchaser further agrees, upon collection in full of Advances and Fees set forth in Exhibits A & B, to promptly pay over the further sum set forth in Exhibit B, less any deduction discount, indemnification, or charge backs provided for in Paragraphs 3 or 4, and less any repurchase obligations under Paragraph 10, plus an amount of money for payment to Purchaser by account debtor within the certain number of days set forth in the annexed Exhibit B, plus any costs or fees incurred tinder Paragraph 8, if applicable.

         8. ATTORNEYS' FEES. If the Seller is in default as set forth in Paragraph 6, the Seller will pay any and all legal expenses and reasonable attorneys' fees that Purchaser incurs (a) in negotiating, preparing, or administering this Agreement and any documents prepared in connection herewith; or (b) in any way arising out of this Agreement; (c) in enforcing this Agreement against Seller or protecting or enforcing its security interest in the Collateral or any other right granted by Seller to Purchaser or arising under applicable law, whether or not suit is brought; or (d) in collecting accounts for which there has been a breach of any of the warranties, representations, or covenants set forth in Paragraphs 3, 4, or 10, or a partial or total failure or delay in payment by me account debtor for any reason, including insolvency, bankruptcy, or financial inability to pay; or (e) in the representation of Purchaser in connection with any bankruptcy case or insolvency proceeding involving Seller, the Collateral, any account debtor, or any accounts purchased by Purchaser.

        9. SEVERABILITY AND CHOICE OF LAW. In the event that any provision of this Agreement is deemed invalid by reason of the operation of any law, or by reason of any interpretation placed on any law by the courts, this Agreement will be construed as not containing such provision and the remainder of the Agreement shall remain in full force and effect. This Agreement has been transmitted by Seller to Purchaser at Purchaser's office in the State of California and has been executed and accepted by Purchaser in me State of California. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California.

        10. REPURCHASE AND RECOURSE. Seller further agrees that if any account or portion thereof is not paid by the account debtor within ninety (90) days of the date of invoice for any reason, including the account debtor's insolvency or financial inability to pay. Seller shall, upon demand by Purchaser, repay to Purchaser any amount paid by Purchaser to Seller in consideration for the sale of said account, plus the Purchaser's earned fee in accordance with Exhibit B. Purchaser can apply any contingency and fee refunds due to Seller under Exhibit B and Paragraph 7 to Seller's obligations under this paragraph. Purchaser's security interest in the Collateral will secure Seller's obligations under this paragraph.

        11. NO LIEN TERMINATION WITHOUT RELEASE. In recognition of Purchaser's right to have all its attorneys' fees and other expenses incurred in connection with this Agreement secured by its Collateral, not withstanding payment in full of all obligations by Seller, Purchaser shall not be required to record any terminations or satisfactions of any of its liens on the Collateral unless and until Seller and all guarantors of Seller's obligations to Purchaser have executed and delivered to Purchaser releases in the form of Exhibit "C" of all claims, known and unknown which exist as of the date thereof. Seller understands that this provision constitutes a waiver of its rights under Section 9-513 of the Uniform Commercial Code.

        12. VENUE. The parties agree (hat any suit, action or proceeding arising out of the subject matter hereof, or the interpretation, performance or breach of this Agreement, shall, if Purchaser so elects, be instituted in the United States District Court for the Northern District of California or any court of the State of California located in San Francisco, California (the "Acceptable Forums"). Each party agrees that the Acceptable Forums are convenient to it, and each party irrevocably submits to the jurisdiction of the Acceptable Forums and waives any and all objections to jurisdiction or venue that it may have under the laws of the State of California or otherwise in those courts in any such suit, action or proceeding. Should such proceeding be initiated in any other forum, Seller waives any right to oppose any motion or application made by Purchaser as a consequence of such proceeding having been commenced in a forum other than an Acceptable Forum.

        13. TERM AND TERMINATION. The term of this Agreement shall be one (1) month from the date hereof, and from month to month thereafter, unless terminated in writing by Purchaser or Seller on any monthly anniversary. Any termination of this Agreement shall not affect the security interest granted hereby or the warranties, covenants, or obligations of Seller hereunder, and this Agreement shall continue to be effective until all transactions entered into and obligations incurred hereunder have been completed and satisfied in full.

IN WITNESS WHEREOF, the Seller has executed this Agreement on (he day and year above written, and the Purchaser has noted its acceptance by its authorized representative.


ACCEPTED SAN JOSE, CALIFORNIA:

AeroFund Financial                              International Inc.

By: /s/ Raymond LaBelle                         By: /s/ Steve Reder
    -------------------------------------       --------------------------------
Name, Title: Raymond LaBelle, SVP/Manager       Name, Title: Steve Reder,
                                                             President

                              Rebate and Retention
                                    Schedule
                                   Exhibit "B"


CLIENT: Nico International Inc.                         DATE: October 20,2003

        1. ADVANCE RATE. PURCHASER shall advance 80% of the net face amount of purchased invoices; retaining (subject to the rebate provision below) 20% as the Discount for its services hereunder.

         2. REBATE. A portion of the Discount shall be rebated to the SELLER based upon the number of days between the purchase date of the invoice and the date of full payment of the account debtor(s) and based upon the calendar monthly volume sold to result in a fee schedule as follows;

                            Monthly Calendar Volume

---------------- -------------- ------------------ ------------------ ------------------ ------------------

    2.000%          1.750%           1.500%             1.500%             1.500%             1.500%
---------------- -------------- ------------------ ------------------ ------------------ ------------------

    2.500%          2.000$           1.500%             1.500%             1.500%             1.500%
---------------- -------------- ------------------ ------------------ ------------------ ------------------

    3.000%          2.250%           2.000%             2.000%             1.750%             1.500%
---------------- -------------- ------------------ ------------------ ------------------ ------------------

    3.500%          2.500%           2.250%             2.500%             2.250%             1.750%
---------------- -------------- ------------------ ------------------ ------------------ ------------------

    4.000%          3.000%           2.850%             2.500%             2.300%             2.000%
---------------- -------------- ------------------ ------------------ ------------------ ------------------

    4.625%          3.500%           3.300%             2.925%             2.700%             2.350%
---------------- -------------- ------------------ ------------------ ------------------ ------------------

    5.250%          4.000%           3.750%             3.350%             3.100%             2.700%
---------------- -------------- ------------------ ------------------ ------------------ ------------------

    5.875%          4.500%           4.200%             3.775%             3.500%             3.050%
---------------- -------------- ------------------ ------------------ ------------------ ------------------

    6.500%          5.000%           4.650%             4.200%             3.900%             3.400%
---------------- -------------- ------------------ ------------------ ------------------ ------------------

    7.125%          5.500%           5.100%             4.625%             4.300%             3.750%
---------------- -------------- ------------------ ------------------ ------------------ ------------------

    7.750%          6.000%           5.550%             5.050%             4.700%             4.100%
---------------- -------------- ------------------ ------------------ ------------------ ------------------

    8.375%          6.500%           6.000%             5.475%             5.100%             4.450%
---------------- -------------- ------------------ ------------------ ------------------ ------------------

    9.000%          7.000%           6.450%             5.900%             5.500%             4.800%
---------------- -------------- ------------------ ------------------ ------------------ ------------------

    9.625%          7.500%           6.900%             6.325%             5.900%             5.150%
---------------- -------------- ------------------ ------------------ ------------------ ------------------

    10.250%          8.00%           7.350%             6.750%             6.300%             5.500%
---------------- -------------- ------------------ ------------------ ------------------ ------------------

    10.875%         8.500%           7.800%             7.175%             6.700%             5.850%
---------------- -------------- ------------------ ------------------ ------------------ ------------------

    11.500%         9.000%           8.250%             7.600%             7.100%             6.200%
---------------- -------------- ------------------ ------------------ ------------------ ------------------

    12.750%         10.250%          9.500%             8.850%             8.350%             7.450%
---------------- -------------- ------------------ ------------------ ------------------ ------------------

    14.000%         11.500%          10.750%            10.100%            9.600%             8.700%
---------------- -------------- ------------------ ------------------ ------------------ ------------------

    15.250%         12.750%          12.000%            11.350%            10.850%            9.950%
---------------- -------------- ------------------ ------------------ ------------------ ------------------

    16.500%         14.000%          13.250%            12.600%            12.100%            11.200%
---------------- -------------- ------------------ ------------------ ------------------ ------------------

    17.750%         15.250%          14.500%            13.850%            13.350%            12.450%
---------------- -------------- ------------------ ------------------ ------------------ ------------------

    20.000%         20.000%          20.000%            20.000%            20.000%            20.000%
---------------- -------------- ------------------ ------------------ ------------------ ------------------


The collection period days shall be calculated by counting the days from the date of the Advance through and including the date upon which payments are received from said account debtors(s).

        3. BREACH OF WARRANTY. All invoices that remain unpaid after 30 days due to SELLER'S breach of contractual representation, warranty, or covenant, .shall accrue additional fees at the rate of 1.0% for every 15 days until paid.


                      Initials ____         Initials ____

                               AeroFund Financial

                          Rebate and Retention Schedule

                                   (continued)
                                   Exhibit "B"

         4. SPECIAL FEES. "Misdirected Payment fee" - SELLER shall pay to PURCHASER on demand a fee of fifteen percent (15%) of the amount of any payment on account of a account purchased hereunder which has been received by SELLER and not delivered in kind to PURCHASER on the next business day following the date of receipt by SELLER.

"Missing Notation Fee" - Seller shall pay to Purchaser on demand a fee of fifteen percent (15%) of the face amount of any invoice evidencing a purchased account that is sent by Seller to an account debtor which does not contain a notification that the account as been assigned to and payment thereunder is to be made only to Purchaser.


         5. SET UP CHARGE. There will be a one-time set up charge of $300.00, due at the signing off the contract.

         6. MAXIMUM FACILITY. The maximum facility shall be the maximum amount of invoices purchased by PURCHASER and unpaid by the account debtor(s) at any given time. The Maximum Facility shall not exceed $1.500,000.00(one million five hundred thousand dollars)

         7. EARLY TERMINATION. SELLER shall pay PURCHASER a penalty of one per cent (1 %) of the maximum facility amount for each month left in the term of the contract if SELLER terminated the agreement prior to the expiration of the term as defined in paragraph 13 of the AGREEMENT FOR PURCHASE OF ACCOUNTS.

ACCEPTED: SAN JOSE, CALIFORNIA


AEROFUND FINANCIAL, INC.                     Seller QT 5, Inc.

BY: /s/ Raymond LaBelle                      By: /s/ Steve Reder
   --------------------------------------       --------------------------------
Name, Title: Raymond LaBelle, SVP/Manager    Name, Title: Steve Reder, President